UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Disposition of 1635 N. Cahuenga
On August 1, 2011, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, and Goldstein Planting Partners, LLC and its affiliates (collectively, “GPI”), entered into a joint venture agreement (the “Joint Venture”), and on August 3, 2011, the Joint Venture acquired an office building containing 34,711 rentable square feet located in Los Angeles, California (the “1635 N. Cahuenga Building”).  The Company owns a 70% equity interest in the Joint Venture.
On March 11, 2015, the Joint Venture sold the 1635 N. Cahuenga Building to a purchaser unaffiliated with the Company or the Joint Venture for $16.4 million, excluding closing costs and expenses. The cost of 1635 N. Cahuenga Building was approximately $9.1 million, which includes the initial purchase price of $7.3 million plus capital expenditures and lease commissions since acquisition of $1.6 million and acquisition fees and expenses of $0.2 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: March 11, 2015	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer